
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          NOV-30-1997
<PERIOD-END>                               AUG-31-1997
<CASH>                                          10,795
<SECURITIES>                                    74,322<F1>
<RECEIVABLES>                                  274,497
<ALLOWANCES>                                         0
<INVENTORY>                                    852,793
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               1,325,815
<CURRENT-LIABILITIES>                                0
<BONDS>                                        460,659<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        38,965
<OTHER-SE>                                     317,672
<TOTAL-LIABILITY-AND-EQUITY>                 1,325,815
<SALES>                                      1,207,220
<TOTAL-REVENUES>                             1,229,362
<CGS>                                          994,489
<TOTAL-COSTS>                                1,003,499<F3>
<OTHER-EXPENSES>                               158,573<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              23,108
<INCOME-PRETAX>                                 47,412
<INCOME-TAX>                                    17,100
<INCOME-CONTINUING>                             30,312
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    30,312
<EPS-PRIMARY>                                     0.76
<EPS-DILUTED>                                        0<F5>

<F1>Marketable securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.
<F2>Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.
<F3>Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.
<F4>Other Expenses are comprised of selling, general and administrative expenses.
<F5>Fully diluted earnings per share is not disclosed in the Company's consolidated financial statements since the maximum dilutive effect is not material.

